SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                     December 14, 2004 (December 8, 2004)
                 ____________________________________________
               Date of Report (Date of earliest event reported)


                                RCN Corporation
                 ____________________________________________
            (Exact name of Registrant as specified in its charter)


              Delaware                    0-22825               22-3498533
----------------------------------- -------------------- ---------------------
  (State or other jurisdiction of        (Commission          (IRS Employer
           Incorporation)                 File No.)      Identification Number)


                              105 Carnegie Center
                           Princeton, NJ 08540-6215
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         (Address of principal executive offices, including zip code)


                                (609) 734-3700
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             (Registrant's telephone number, including area code)


                                Not Applicable
  ---------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [   ]   Written communications pursuant to Rule 425 under
             the Securities Act (17 CFR 230.425)

     [   ]   Soliciting material pursuant to Rule 14a-12 under
             the Exchange Act (17 CFR 240.14a-12)

     [   ]   Pre-commencement communications pursuant to Rule 14d-2(b)
             under the Exchange Act (17 CFR 240.14d-2(b))

     [   ]   Pre-commencement communications pursuant to Rule 13e-4(c)
             under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.03.        Bankruptcy or Receivership

         On December 8, 2004, the United States Bankruptcy Court for the Southern District of New York ("Bankruptcy Court") entered an order ("Confirmation Order") approving the Joint Plan of Reorganization of RCN Corporation ("RCN" or the "Company") and Certain Subsidiaries (the "Plan") under Chapter 11 of the Bankruptcy Code. A copy of the Plan is attached hereto as Exhibit 2.1 and a copy of the Confirmation Order is attached hereto as
Exhibit 2.2. A copy of the press release published on December 8, 2004 announcing the foregoing is attached hereto as Exhibit 99.1.

         SUMMARY OF THE PLAN

         Below is a summary of the material features of the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. The following summary is qualified, in all respects, by the terms of the Plan. Capitalized terms used and not otherwise defined shall have the meanings ascribed in the Plan. The material aspects of the Plan provide that the following will occur on or after the effective date of the Plan:

      o the Senior Secured Lenders' Class 2 Bank Claims will be repaid in full in Cash;

      o the Evergreen Credit Agreement will be reinstated as modified pursuant to the terms of the New Evergreen Credit Agreement;

      o a distribution to holders of Class 5 RCN General Unsecured Claims of Cash equal to no more that $12.5 million (for those making the Cash Component election) and 100% of the New Common Stock of Reorganized RCN, subject to dilution by (a) the exercise of the Management Incentive Options and the New Warrants and (b) the conversion of any Convertible Second-Lien Notes;

      o a distribution to holders of Class 6 Subsidiary General Unsecured Claims of Cash equal to 100% of the amount of each Allowed Claim;

      o a distribution of (a) New Warrants to purchase the New Common Stock of Reorganized RCN in an amount equal to 1.75% of the New Common Stock to holders of Class 7 Preferred Interests that voted to accept the Plan and (b) New Warrants to purchase the New Common Stock in an amount equal to .25% of the New Common Stock to holders of Class 8 Equity Interests. Thus, the New Warrants will be exercisable into 2% of the New Common Stock of Reorganized RCN (before giving effect to the Management Incentive Options and conversion of any Convertible Second-Lien Notes) at a strike price of $34.16 per share; and

      o the terms of the current members of RCN's board of directors, Messrs. David C. McCourt, James Q. Crowe, Alfred Fasola, Richard R. Jaros, Thomas P. O'Neill, III, Eugene Roth, Walter Scott, Jr., Michael B. Yanney, and Peter S. Brodsky, will expire on the Effective Date of the Plan, and the following individuals will, pursuant to the Plan and the Bankruptcy Court's confirmation order, be appointed, as of the Effective Date, as the members of Reorganized RCN's board of directors: Peter Aquino, who is currently overseeing RCN's business operations in the areas of sales and marketing, market and network operations and customer care in accordance with the consulting agreement by and between RCN and PDA Group, LLC as disclosed in the Company's 8-K filed on September 21st 2004, Benjamin C. Duster IV, Esq., Theodore H. Schell, Michael K. Katzenstein, Lee S. Hillman and Daniel Tseung. A seventh board member will be appointed at a later date. Information required by Item 404(a) of Regulation S-K is unavailable at this time.

         Pursuant to the Plan, the equity securities of the Company to be issued and outstanding as of the effective date will consist of 36,020,850 shares of common stock, subject to dilution. The distribution of these shares will be subject to verification of claims filed and allowed under the Plan. In addition, pursuant to the Plan, RCN will (i) issue to the holders of RCN's existing common stock and preferred stock, warrants to purchase up to 735,119 shares of new common stock of Reorganized RCN, (ii) issue convertible second-lien notes which, pursuant to their terms, will be convertible into approximately 5,000,000 shares of the common stock of Reorganized RCN (subject to adjustment for anti-dilution events) and (iii) reserve 7.5% to 10% of the common stock of Reorganized RCN, on a fully diluted basis, for issuance pursuant to Management Incentive Options (as defined in the Plan), the terms and conditions of which will be determined by the Board of Directors of Reorganized RCN.

         Information as to the assets and liabilities of the Company as of September 30, 2004 are contained in the Company's Form 10-Q as filed on November 16, 2004.

         Although the Bankruptcy Court entered the Confirmation Order on December 8, 2004, the Plan is not effective. The Plan provides that it will become effective upon the satisfaction or waiver of various conditions precedent to effectiveness customary for transactions of this nature, including, but not limited to, the receipt of all requisite regulatory approvals and execution and delivery by the parties thereto of all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan, including, among others, satisfying the conditions precedent to obtain the exit facility financing and the convertible second-lien notes financing. It is presently contemplated that the Plan will become effective, and the reorganization contemplated thereby consummated, on or about December 21, 2004.

Cautionary Statement About Forward-Looking Statements

         Some of the statements made by RCN in this filing and the exhibit are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements as a result of a number of factors. The Company believes that the primary factors include, but are not limited to, the ability to successfully complete a financial restructuring on a consensual basis with some or all of the Company's relevant constituents or otherwise successfully to reorganize, availability of financing, ability to obtain regulatory approvals, uncertainty relating to economic conditions, ability to attract and retain qualified management and other personnel, changes in government and regulatory policies, pricing and availability of equipment, materials, inventory and programming, the Company's ability to meet the requirements in its franchise agreements, the number of potential customers in a target market, the completion of acquisitions or divestitures, acceptance of the Company's services, development and implementation of business support systems for provisioning and billing, the availability and success of strategic alliances or relationships, ability to overcome significant operating losses, ability to reduce overhead costs, ability to develop and penetrate existing and new markets, technological developments and changes in the industry, changes in the competitive environment in which the Company operates, the Company's ability to produce sufficient cash flow and to adequately identify and disclose material information in future filings with the SEC. Additional information concerning these and other important factors can be found in the Company's filings with the SEC. Statements in this filing and the exhibits should be evaluated in light of these important factors.


Item 9.01.        Financial Statements and Exhibits.

         (a)      Exhibits

                  Exhibit 2.1 Joint Plan of Reorganization of RCN Corporation and Certain Subsidiaries

                  Exhibit 2.2 Order Confirming the Joint Plan of Reorganization of RCN Corporation and Certain Subsidiaries

                  Exhibit 99.1      Press release announcing confirmation
                                    of RCN Corporation and Certain
                                    Subsidiaries' Joint Plan of Reorganization published December 8, 2004.

                                  SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RCN Corporation


                                          By:      /s/Deborah M. Royster
                                                   -----------------------
                                          Name:    Deborah M. Royster
                                          Title:   Senior  Vice  President,
                                                   General  Counsel  and
                                                   Corporate Secretary

Date:  December 14, 2004

                                 EXHIBIT INDEX

Exhibit
   No.

Exhibit 2.1 Joint Plan of Reorganization of RCN Corporation and Certain Subsidiaries

Exhibit 2.2 Order Confirming the Joint Plan of Reorganization of RCN Corporation and Certain Subsidiaries

Exhibit 99.1      Press release announcing confirmation of RCN
                  Corporation and Certain Subsidiaries' Joint Plan of Reorganization published December 8, 2004.